UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

Nexeon Medsystems Inc

(Exact name of registrant as specified in its charter)

Nevada	000-55655	81-0756622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 Pacific Avenue, Suite 20000

Dallas, Texas 75201

(Address of principal executive offices) (zip code)

844-919-9990

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 20, 2018, Nexeon Medsystems Inc entered into a Senior Secured Convertible Promissory Note First Amendment (the “Amendment”) with Leonite Capital, LLC (the “Holder”), the holder of the Company’s Senior Secured Convertible Promissory Note originally issued on August 21, 2017 (the “Note”). Pursuant to the Amendment, (i) the maturity date of the Note was extended to December 31, 2019; (ii) the amortization schedule of the Note was revised such that the next monthly payment would be payable upon execution of the Amendment and then monthly thereafter; and (iii) the payment schedule of the Note would be accelerated upon the occurrence of certain milestone or triggering events. In consideration for the amendments to the Note, (i) the Holder agreed to waive the event of default arising from the Company’s failure to make a required payment on the Note that was due on October 1, 2018 and (ii) the Company agreed to cause its subsidiary, Nexeon Medsystems Europe S.a.r.l. to pay the Holder 7% of each dividend amount that it receives from Nexeon Medsystems Belgium SPRL.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the form of Amendment, a copy of which is filed as Exhibit 10.1 to this Report and incorporated by reference herein

Item 3.03 Material Modification to Rights of Security Holders.

The information in Item 1.01 is hereby incorporated by reference to this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Senior Secured Convertible Promissory Note First Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

Dated: November 20, 2018	/s/ William Rosellini
William Rosellini
Chairman and Chief Executive Officer

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